CRAIG J. DELFINO
- --------------------------------------------------------------------------------
                          Certified Public Accountant
                                 7630 Post Road
                           North Kingstown, RI 02852
                                                                  (401) 294-1210
                                                                  (401) 884-6694
                                                              Fax (401) 294-2090


                     Consent of Certified Public Accountant

The Board of Directors
Encon Systems, Inc.
1105929 Ontario Limited and Subsidiaries:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                         Craig J. Delfino C.P.A.

                                                         /s/ Craig J. Delfino


North Kingstown, Rhode Island
June 18, 1996